Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER RESULTS
Q3 2007 Net Sales — $1.11 Billion; Diluted EPS — $0.18
YTD 2007 Net Sales — $3.52 Billion; Diluted EPS — $1.07
TEMPE, Ariz. – November 1, 2007 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three and nine months ended September 30, 2007.
Third Quarter and Year-to-Date Highlights
•	Net sales for the quarter increased 29% to $1.11 billion, and year-to-date net sales increased 48% to $3.52 billion.

•	Gross profit for the quarter grew 32% to $149.8 million, and year-to-date gross profit grew 56% to $487.8 million.

•	Net earnings from continuing operations decreased 46% to $9.1 million, while year-to-date net earnings from continuing operations increased 6% to $48.2 million.

•	Diluted EPS from continuing operations decreased 47% to $0.18, while year-to-date diluted EPS from continuing operations increased 3% to $0.97.

•	Q3 2007 results include expenses of $2.5 million, $1.5 million net of tax, for professional fees associated with our stock option review, while year-to-date results include $12.5 million, $7.6 million net of tax, for such professional fees and $2.8 million, $1.7 million net of tax, for severance expense.
“Even with more of a seasonal decline in our software business than we had expected, I believe we had a solid quarter,” said Rich Fennessy, President and Chief Executive Officer. “Year-to-date, our results are very strong, and we feel good about our business across all segments and categories, including software, going into the fourth quarter.”

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 2	November 1, 2007
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,
Insight Enterprises, Inc.	2007	2006	% change	2007	2006	% change
Net sales	$1,109,705	$857,919	29%	$3,517,129	$2,371,089	48%
Gross profit	$149,846	$113,329	32%	$487,834	$312,581	56%
Earnings from operations	$19,026	$24,389	(22%)	$86,091	$68,002	27%
Operating margin	1.7%	2.8%	(1.1%)	2.4%	2.9%	(0.5%)
Net earnings from continuing operations	$9,096	$16,710	(46%)	$48,201	$45,321	6%
Diluted EPS from continuing operations	$0.18	$0.34	(47%)	$0.97	$0.94	3%
Net earnings	$9,096	$17,240	(47%)	$53,173	$57,951	(8%)
Diluted EPS	$0.18	$0.35	(49%)	$1.07	$1.20	(11%)

North America
Net sales	$817,747	$694,284	18%	$2,518,847	$1,972,186	28%
Gross profit	$109,018	$90,924	20%	$355,123	$255,155	39%
Earnings from operations	$15,276	$20,393	(25%)	$62,677	$57,542	9%

EMEA
Net sales	$264,679	$157,115	69%	$923,958	$392,383	135%
Gross profit	$35,714	$21,413	67%	$119,225	$56,434	111%
Earnings from operations	$2,549	$3,711	(31%)	$20,579	$10,175	102%

APAC
Net sales	$27,279	$6,520	318%	$74,324	$6,520	1,040%
Gross profit	$5,114	$992	416%	$13,486	$992	1,259%
Earnings from operations	$1,201	$285	321%	$2,835	$285	895%
Effective Tax Rate
Our effective tax rate from continuing operations for the three months ended September 30, 2007 was 40.6% compared to 32.0% for the three months ended September 30, 2006. The increase in the effective tax rate from continuing operations was due primarily to a tax benefit recorded in the three months ended September 30, 2006 as a result of the reversal of accrued income taxes resulting from the determination that a reserve previously recorded for potential tax exposures was no longer necessary. Additionally, the effective tax rate is higher in the three months ended September 30, 2007 due to an increase in non-deductible expenses related to executive compensation.
OPERATING SEGMENTS
We operate in three reportable geographic operating segments: North America; EMEA (Europe, the Middle East and Africa); and APAC (Asia-Pacific). Currently, our offerings in North America and the United Kingdom include brand-name IT hardware, software and services. Our offerings in the remainder of our EMEA segment and in APAC currently only include software and select software-related services.
North America
North America’s net sales for the three months ended September 30, 2007 increased 18% to $817.7 million compared to net sales of $694.3 million for the three months ended September 30, 2006. “Although we experienced significant seasonality in our software sales, we were pleased with our 5% growth in hardware sales and our 42% growth in services over the prior year,” said Fennessy.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 3	November 1, 2007
For the three months ended September 30, 2007, our North American gross profit increased 20% to $109.0 million from $90.9 million for the three months ended September 30, 2006. North America’s gross profit as a percentage of net sales was 13.3% for the three months ended September 30, 2007, compared to 13.1% for the three months ended September 30, 2006. “The increase in gross margin from the third quarter of 2006 was due primarily to increases in agency fees for Microsoft enterprise software agreement renewals offset partially by decreases in product margin, which includes vendor funding and decreases in freight margin,” said Stanley Laybourne, Chief Financial Officer.
North America’s selling and administrative expenses were 11.5% of net sales for the three months ended September 30, 2007, compared to selling and administrative expenses as a percentage of sales of 10.1% for the three months ended September 30, 2006. “Compared to Q3 2006, we have seen increases in salaries and wages, primarily resulting from the acquired business in September 2006, professional fees associated with our stock option review and amortization of acquired intangible assets,” Laybourne said. North America’s selling and administrative expenses for the three months ended September 30, 2007 include expenses of approximately $2.5 million for professional fees associated with our stock option review.
North America’s earnings from operations for the three months ended September 30, 2007 decreased 25% to $15.3 million from $20.4 million for the three months ended September 30, 2006. North America’s earnings from operations as a percentage of net sales decreased to 1.9% for the three months ended September 30, 2007 from 2.9% for the three months ended September 30, 2006.
EMEA
EMEA’s net sales for the three months ended September 30, 2007 increased 69% to $264.7 million, compared to net sales of $157.1 million for the three months ended September 30, 2006. “Our EMEA segment was also affected by the significant seasonality within our software category,” said Fennessy. “Even so, EMEA exceeded our internal expectations for the quarter and posted strong results across the hardware and services categories.”
In Q3 2007, our EMEA gross profit was $35.7 million, a 67% increase over the prior year. EMEA’s gross profit as a percentage of net sales was 13.5% for the three months ended September 30, 2007, compared to 13.6% for the three months ended September 30, 2006. “The decrease in gross margin from the third quarter of 2006 was due primarily to decreases in product margin, which includes vendor funding, and decreases in freight margin. These decreases in gross margin were offset partially by increases in agency fees for Microsoft enterprise software agreement renewals,” said Laybourne.
For the three months ended September 30, 2007, EMEA’s selling and administrative expenses were 12.5% of net sales compared with 11.1% in the same quarter of 2006. “The increase from Q3 2006 was due primarily to increases in salaries and wages and expenses related to additional facilities, predominantly resulting from the acquired business in September 2006, increases in sales incentive plans and bonus expenses due to increased overall financial performance, amortization of acquired intangible assets and costs associated with the initial stages of our mySAP upgrade in EMEA that were not capitalizable,” Laybourne said.
EMEA’s earnings from operations decreased 31% in the three months ended September 30, 2007 to $2.5 million from $3.7 million in the three months ended September 30, 2006. EMEA’s earnings from operations as a percentage of net sales decreased to 1.0% for the three months ended September 30, 2007 from 2.4% for the three months ended September 30, 2006.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 4	November 1, 2007
APAC
Our APAC segment, which was added as a result of the acquisition of Software Spectrum in September 2006, recognized net sales of $27.3 million, gross profit of $5.1 million and contributed $1.2 million to earnings from operations for the three months ended September 30, 2007. “Our APAC segment continues to perform very well and continues to overachieve against internal expectations,” said Fennessy.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live Web cast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live Web cast of the conference call (in listen-only mode) will be available on our corporate Web site at www.insight.com and a replay of the Web cast will be available on our corporate Web site for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2006:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology and voice and data networks, including the upgrade to mySAP and the migration of Software Spectrum to our information technology and voice and data networks;

•	the integration and operation of Software Spectrum, including our ability to achieve the expected benefits of the acquisition;

•	actions of our competitors, including manufacturers/publishers of products we sell;

•	the informal inquiry from the SEC and the fact that we could be subject to stockholder litigation related to our historical stock option granting practices and the related restatement of our consolidated financial statements;

•	the recently enacted changes in securities laws and regulations, including potential risk resulting from our evaluation of internal controls under the Sarbanes-Oxley Act of 2002;

•	the risks associated with international operations;

•	sales of software licenses are subject to seasonal changes in demand;

•	increased debt and interest expense and lower availability on our financing facilities;

•	increased exposure to currency exchange risks;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	risks associated with our very limited experience in outsourcing business functions to India;

•	rapid changes in product standards; and

•	intellectual property infringement claims.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 5	November 1, 2007
In addition, these forward-looking statements include statements regarding the informal inquiry commenced by the SEC and a stockholder’s demand to inspect our books and records pursuant to Section 220 of the Delaware General Corporation Law. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: adjustments to the consolidated financial statements that may be required related to the SEC informal inquiry; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option granting practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.
We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Stanley Laybourne	Karen McGinnis
	Chief Financial Officer	Chief Accounting Officer
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 6	November 1, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$1,109,705	$857,919	$3,517,129	$2,371,089
Costs of goods sold	959,859	744,590	3,029,295	2,058,508

Gross profit	149,846	113,329	487,834	312,581
Operating expenses:
Selling and administrative expenses	130,820	88,211	398,902	243,850
Severance and restructuring expenses	—	729	2,841	729

Earnings from operations	19,026	24,389	86,091	68,002
Non-operating (income) expense:
Interest income	(1,509)	(1,650)	(5,803)	(3,658)
Interest expense	3,937	1,264	14,463	2,333
Net foreign currency exchange loss (gain)	849	(214)	(2,807)	(190)
Other expense, net	428	422	1,141	742

Earnings from continuing operations before income taxes	15,321	24,567	79,097	68,775
Income tax expense	6,225	7,857	30,896	23,454

Net earnings from continuing operations	9,096	16,710	48,201	45,321
Net earnings from discontinued operations	—	530	4,972	12,630

Net earnings	$9,096	$17,240	$53,173	$57,951

Net earnings per share — Basic:
Net earnings from continuing operations	$0.18	$0.35	$0.98	$0.94
Net earnings from discontinued operations	—	0.01	0.10	0.26

Net earnings per share	$0.18	$0.36	$1.08	$1.20

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.18	$0.34	$0.97	$0.94
Net earnings from discontinued operations	—	0.01	0.10	0.26

Net earnings per share	$0.18	$0.35	$1.07	$1.20

Shares used in per share calculations:
Basic	49,530	48,411	49,213	48,230

Diluted	50,711	48,658	49,801	48,375

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 7	November 1, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$53,086	$54,697
Accounts receivable, net	814,444	994,892
Inventories	102,232	97,751
Inventories not available for sale	17,414	31,112
Deferred income taxes	19,550	20,770
Other current assets	20,508	32,359

Total current assets	1,027,234	1,231,581

Property and equipment, net	156,893	145,778
Goodwill	305,006	296,781
Intangible assets, net	82,276	86,929
Deferred income taxes	396	927
Other long-term assets	18,832	18,269

	$1,590,637	$1,780,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$477,322	$611,367
Accrued expenses and other current liabilities	93,385	136,401
Current portion of long-term debt	15,000	15,000
Deferred revenue	25,697	40,728
Line of credit	—	15,000

Total current liabilities	611,404	818,496

Long-term debt	152,000	224,250
Long-term deferred income taxes	26,121	25,517
Other long-term liabilities	28,911	21,652

	818,436	1,089,915

Stockholders’ equity:
Preferred stock	—	—
Common stock	495	489
Additional paid-in capital	391,571	363,308
Retained earnings	335,219	297,664
Accumulated other comprehensive income – foreign currency translation adjustment	44,916	28,889

Total stockholders’ equity	772,201	690,350

	$1,590,637	$1,780,265

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 8	November 1, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net earnings from continuing operations	$48,201	$45,321
Plus: net earnings from discontinued operations	4,972	12,630

Net earnings	53,173	57,951
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	25,960	14,819
Provision for losses on accounts receivable	1,725	2,101
Write-downs of inventories	5,744	6,892
Non-cash stock-based compensation	8,927	10,101
Gain on sale of discontinued operations	(7,937)	(15,122)
Excess tax benefit from employee gains on stock-based compensation	(445)	(1,035)
Deferred income taxes	2,355	22,035
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	186,033	(10,538)
(Increase) decrease in inventories	(2,509)	25,399
Decrease (increase) in other current assets	12,704	(16,627)
Increase in other assets	(1,944)	(20,953)
(Decrease) increase in accounts payable	(142,794)	20,885
Decrease in inventories financing facility	—	(11,819)
Decrease in deferred revenue	(15,175)	(3,193)
(Decrease) increase in accrued expenses and other liabilities	(26,788)	24,762

Net cash provided by operating activities	99,029	105,658

Cash flows from investing activities:
Proceeds from sale of discontinued operations	28,631	46,500
Acquisition of Software Spectrum, net of cash acquired	—	(323,009)
Purchases of property and equipment	(27,611)	(26,383)

Net cash provided by (used in) investing activities	1,020	(302,892)

Cash flows from financing activities:
Repayments on short-term financing facility	—	(45,000)
Borrowings on long-term financing facility	540,000	202,000
Repayments on long-term financing facility	(601,000)	(20,000)
Borrowings on term loan	—	75,000
Repayments on term loan	(11,250)	—
(Repayments) borrowings on line of credit	(15,000)	691
Excess tax benefit from employee gains on stock-based compensation	445	1,035
Proceeds from sales of common stock under employee stock plans	24,342	14,140
Repurchase of common stock	(22,336)	—
Decrease in book overdrafts	(23,856)	—

Net cash (used in) provided by financing activities	(108,655)	227,866

Net cash provided by discontinued operations	—	129

Foreign currency exchange effect on cash flow	6,995	5,165

(Decrease) increase in cash and cash equivalents	(1,611)	35,296
Cash and cash equivalents at beginning of period	54,697	35,145

Cash and cash equivalents at end of period	$53,086	$71,071

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 9	November 1, 2007
Insight Enterprises, Inc. and Subsidiaries
Quarterly Select Operating Segment Statistics
(UNAUDITED)

	Three Months Ended
	September 30,
North America	2007	2006	Change
Number of shipping days	63	63	—
Number of account executives	1,362	1,033 (c)	32%
Net sales per account executive (a)	$606,188	$613,175 (c)	(1%)
Gross profit per account executive (b)	$80,814	$81,814 (c)	(1%)
Sales mix (as a % of net sales):
Notebooks and PDA’s	12%	13%	10	% (d)
Desktops and servers	12%	14%	—	(d)
Networking and connectivity	12%	13%	7	% (d)
Storage devices	6%	8%	(12	%)(d)
Printers	6%	7%	5	% (d)
Memory and processors	4%	5%	1	% (d)
Supplies and accessories	4%	6%	(14	%)(d)
Monitors and video	5%	5%	21	% (d)
Miscellaneous	7%	7%	31	% (d)

Hardware	68%	78%	5	% (d)
Software	29%	20%	64	% (d)
Services	3%	2%	42	% (d)

	100%	100%

EMEA
Number of shipping days(e)	64	64	—
Number of account executives	530	291 (c)	82%
Net sales per account executive (a)	$517,457	$446,166 (c)	16%
Gross profit per account executive (b)	$69,823	$63,929 (c)	9%
Sales mix (as a % of net sales):
Notebooks and PDA’s	11%	15%	26	% (d)
Desktops and servers	9%	12%	24	% (d)
Networking and connectivity	5%	7%	14	% (d)
Storage devices	4%	7%	12	% (d)
Printers	4%	6%	(2	%)(d)
Memory and processors	2%	3%	—	(d)
Supplies and accessories	4%	6%	12	% (d)
Monitors and video	5%	7%	19	% (d)
Miscellaneous	3%	5%	16	% (d)

Hardware	47%	68%	16	% (d)
Software	52%	31%	183	% (d)
Services	1%	1%	226	% (d)

	100%	100%

(a)	Calculated as net sales for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(b)	Calculated as gross profit for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(c)	Excludes Software Spectrum account executives and 23 calendar days of Software Spectrum’s results during the three months ended September 30, 2006.

(d)	Represents growth/decline in category net sales.

(e)	Represents shipping days for the United Kingdom as it makes up the largest percentage of net sales in our EMEA segment.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 10	November 1, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended September 30, 2007
	North America	EMEA	APAC	Consolidated
Net sales	$817,747	$264,679	$27,279	$1,109,705
Costs of goods sold	708,729	228,965	22,165	959,859

Gross profit	109,018	35,714	5,114	149,846
Operating expenses:
Selling and administrative expenses	93,742	33,165	3,913	130,820

Earnings from operations	$15,276	$2,549	$1,201	19,026

Non-operating expense, net				3,705

Earnings from continuing operations before income taxes				15,321
Income tax expense				6,225

Net earnings from continuing operations				9,096
Net earnings from discontinued operations				—

Net earnings				$9,096

Total assets	$2,198,755	$393,211	$39,393	$1,590,637	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $1,040,722.

	Nine Months Ended September 30, 2007
	North America	EMEA	APAC	Consolidated
Net sales	$2,518,847	$923,958	$74,324	$3,517,129
Costs of goods sold	2,163,724	804,733	60,838	3,029,295

Gross profit	355,123	119,225	13,486	487,834
Operating expenses:
Selling and administrative expenses	289,605	98,646	10,651	398,902
Severance and restructuring expenses	2,841	—	—	2,841

Earnings from operations	$62,677	$20,579	$2,835	86,091

Non-operating expense, net				6,994

Earnings from continuing operations before income taxes				79,097
Income tax expense				30,896

Net earnings from continuing operations				48,201
Net earnings from discontinued operations				4,972

Net earnings				$53,173

Total assets	$2,198,755	$393,211	$39,393	$1,590,637	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $1,040,722.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2007 Results, Page 11	November 1, 2007
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information (continued)
(In thousands)
(unaudited)

	Three Months Ended September 30, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$694,284	$157,115	$6,520	$857,919
Costs of goods sold	603,360	135,702	5,528	744,590

Gross profit	90,924	21,413	992	113,329
Operating expenses:
Selling and administrative expenses	70,023	17,481	707	88,211
Severance and restructuring expense	508	221	—	729

Earnings from operations	$20,393	$3,711	$285	24,389

Non-operating income, net				(178)

Earnings from continuing operations before income taxes				24,567
Income tax expense				7,857

Net earnings from continuing operations				16,710
Net earnings from discontinued operations				530

Net earnings				$17,240

Total assets	$1,909,860	$327,299	$32,466	$1,536,585	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $733,040.

	Nine Months Ended September 30, 2006
	North America	EMEA	APAC	Consolidated
Net sales	$1,972,186	$392,383	$6,520	$2,371,089
Costs of goods sold	1,717,031	335,949	5,528	2,058,508

Gross profit	255,155	56,434	992	312,581
Operating expenses:
Selling and administrative expenses	197,105	46,038	707	243,850
Severance and restructuring expenses	508	221	—	729

Earnings from operations	$57,542	$10,175	$285	68,002

Non-operating income, net				(773)

Earnings from continuing operations before income taxes				68,775
Income tax expense				23,454

Net earnings from continuing operations				45,321
Net earnings from discontinued operation				12,630

Net earnings				$57,951

Total assets	$1,909,860	$327,299	$32,466	$1,536,585	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $733,040.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958